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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               DECEMBER 18, 1996


                            AVALON PROPERTIES, INC.
             (Exact name of Registrant as specified in its charter)




         MARYLAND                           1-12452                   06-1379111
(State or other jurisdiction            (Commission File                 (I.R.S. Employer
    of incorporation)                        Number)                   Identification No.)



                    15 RIVER ROAD, WILTON, CONNECTICUT 06897
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                                  203-761-6500
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         ITEM 5.  OTHER EVENTS

         On December 13, 1996 Avalon Properties, Inc. sold 2,645,000 shares (including the over-allotment option of 345,000 shares) of Common Stock to PaineWebber Incorporated under its existing shelf registration statement at a per share price to the public of $26 1/4. The Company intends to use the net cash proceeds from the sale of the Common Stock (approximately $104,113,750) to repay outstanding indebtedness, to fund the acquisition and development of additional apartment communities and for general corporate purposes.





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         ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

         (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

                 Not Applicable

         (b)     PRO FORMA FINANCIAL INFORMATION:

                 Not Applicable

         (c)     EXHIBITS:

Exhibit No.

         1.1     Underwriting Agreement dated December 9, 1996.

         1.2     Price Determination Agreement dated December 9, 1996.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:    December 18, 1996                         AVALON PROPERTIES, INC.



                                                   /s/    Thomas J. Sargeant
                                                   ----------------------------
                                                   By: Thomas J. Sargeant
                                                   Chief Financial Officer
                                                   and Treasurer






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